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                                                                  Exhibit 10.9

                                                                [EXECUTION COPY]

                       EXECUTIVE STOCK PURCHASE AGREEMENT

            This Agreement is dated as of April 28, 2000 by and among Knowles Electronics Holdings, Inc., a Delaware corporation (the "Company"), John J. Zei (the "Executive"), and Key Acquisition, L.L.C., a Delaware limited liability company (the "Investor").

            The Company and the Executive desire to enter into this Agreement to provide for the acquisition by the Executive from the Company of the number of shares of Class A Common Stock, par value $.001 per share (the "Stock") set forth opposite such Executive's name on the attached Schedule A.

            The Investor has purchased certain shares of the Company's preferred and common stock, on the understanding that the Company and each executive purchasing Common Stock (including the Executive) enter into an agreement containing the terms of this Agreement. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor.

            NOW, THEREFORE, the parties hereto agree as follows:

      1. Definitions. As used herein, the following terms shall have the following meanings.

            "Board" means the Company's board of directors.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois.

            "Cause" means (i) a willful and material breach of Section 7 or
Section 8 of this Agreement by the Executive which results in harm to the Company or benefit to the Executive or others; (ii) the commission by the Executive of a non-traffic felony, a crime involving theft or dishonesty which in the reasonable determination of the Board is likely to cause material harm to, or to the standing and reputation of, the Company or its Subsidiaries; (iii) gross negligence in the performance of the Executive's duties to the Company and its Subsidiaries; (iv) the Executive's willful failure to comply with or disregard of the reasonable directives of the Board (provided, that performance in accordance with such directives does not constitute a change in the terms of the Executive's employment) or violation of any statutory or common law duty of loyalty to the Company; or (v) any material knowing misrepresentation or material knowing non-disclosure by the Executive to the Board.

            "Committee" means the Compensation Committee established by the Board.

            "Common Stock" means the Class A Common Stock of the Company, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

            "Executive Stock" means (i) the Stock issued to the Executive pursuant to this Agreement and (ii) all securities issued or issuable directly or indirectly with respect to the securities

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referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Executive Stock shall continue to be Executive Stock in the hands of any holder other than the Executive (except for the Company, the Investor and purchasers in a Public Sale or a Sale of the Company), and each such transferee thereof shall succeed to the rights and obligations of a holder of Executive Stock hereunder. As to any particular Executive Stock, such securities shall cease to be Executive Stock when they have been repurchased by the Company or the Investor, sold in a Public Sale or pursuant to a Sale of the Company.

            "Fair Market Value" with respect to any Common Stock means the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market ("Nasdaq System") as of 4:00 P.M., New York time, or, if on any day such Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive Business Days prior to such day. If at any time such Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Fair Market Value shall be the fair value of such Common Stock determined in good faith by the Board based on the value of the Company as a going concern (without taking into account any illiquidity or minority discounts, or the effect of any contemporaneous repurchase of Common Stock).

            "Good Reason" means, without the Executive's prior written consent, the occurrence of any of the following events which is not cured by the Company within 15 days after receipt of notice from the Executive: (i) the Executive's base salary is reduced; (ii) Executive's benefits under any benefit plan or bonus plan are materially reduced (unless such reduction is part of a plan or program implementing a general reduction in such benefits for all of the Company's senior executives or unless reasonably comparable benefits are substituted); (iii) the Executive's principal place of employment is relocated by more than 25 miles or the assignment of duties to the Executive will reasonably require such relocation; or (iv) there is a material reduction or other material adverse change in the nature or scope of the Executive's duties, responsibilities or authority.

            "Permanent Disability" means the Executive is unable to perform, by reason of physical or mental incapacity, his then duties or obligations to the Company and its Subsidiaries, for a period of 3O consecutive days or a total period of 60 days in any 360-day period.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any


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                                                                [EXECUTION COPY]

other entity, including a governmental entity or any department, agency or political subdivision thereof.

            "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 30, 1999, by and among the Company, the Investor and certain other Persons signatory thereto, as in effect from time to time.

            "Sale of the Company" means the sale or disposition of the Company, in a single transaction or a series of related transactions, to one or more Persons who are not affiliates of any of the parties to the Stockholders Agreement as in effect on the date hereof, pursuant to which any Person or group of associated or related Persons acquire a majority of the outstanding Common Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries (including by merger, consolidation, recapitalization, reorganization, or otherwise).

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholders Agreement" means the Stockholders Agreement, dated as of June 30, 1999, by and among the Company, the Investor and certain other Persons signatory thereto, as in effect from time to time.

            "Subsidiary" means, with respect to any Person, any Person of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in another Person if such Person or Persons shall be allocated a majority of the gains or losses of or shall be or control the managing member or a general partner of such other Person.

            "Transfer" means a sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any shares of Executive Stock.

      2. Purchase and Sale of Executive Stock; Representations and Warranties of the Executive.


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                                                               [EXECUTION COPY]

            (a) Upon execution of this Agreement, the Executive will purchase, and the Company will sell to the Executive the Stock for a total purchase price as set forth opposite the Executive's name on the attached Schedule A (the "Purchase Price"). On the date hereof, the Executive will deliver to the Company (or its designee) the Purchase Price by (i) certified check or wire transfer of $200,000 in immediately available funds to an account designated by the Company and (ii) a promissory note in the form of Exhibit A attached hereto in the aggregate principal amount of $300,000 (the "Executive Note"). Executive's obligations under the Executive Note shall be secured by a pledge of all of the shares of Executive Stock to the Company and in connection therewith, Executive shall enter into a pledge agreement in the form of Exhibit B attached hereto (the "Pledge Agreement"). The Company shall hold the certificates representing the Executive Stock until such time as the Executive Stock is released from the pledge to the Company.

            (b) Upon execution of this Agreement, the Executive shall execute and deliver a joinder to each of the Stockholders Agreement and the Registration Rights Agreement.

            (c) Within 30 days after Executive purchases the Executive Stock, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit C attached hereto.

            (d) In connection with the purchase and sale of the Executive Stock hereunder, the Executive represents and warrants to the Company that:

                  (i) The Executive Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or any present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                  (ii) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting the Executive to purchase the Executive Stock.

                  (iii) The Executive is an officer or employee of the Company or one of its Subsidiaries, is sufficiently sophisticated in financial matters to analyze the investment in the Executive Stock, is able to evaluate the risks and benefits of the investment in the Executive Stock, and has determined that such investment in the Executive Stock is suitable for the Executive, based upon the Executive's financial situation and needs, as well as the Executive's other securities holdings.

                  (iv) The Executive:

                        (A) has not been convicted within the last five years of any felony or misdemeanor in connection with the offer, purchase, or sale of any security or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;


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                                                                [EXECUTION COPY]

                        (B) is not currently subject to any state administrative enforcement order or judgment entered by a state securities administrator within the last five years or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within the last five years;

                        (C) is not subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                        (D) is not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, temporarily or preliminarily restraining or enjoining the Executive from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state.

                  (v) On the date hereof, the Executive is able to bear the economic risk of the Executive's investment in the Executive Stock for an indefinite period of time and the Executive understands that the Executive Stock have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  (vi) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as the Executive has requested. The Executive has reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the Credit Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Credit Agreement"), among the Company, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders thereunder, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Chase Securities Inc., as Lead Arranger and Book Manager, the Loan Documents (as defined in the Credit Agreement), the Note Purchase Agreement, dated as of June 28, 1999 (as may be amended, modified, extended or restated from time to time the "Note Purchase Agreement"), among the Company, Morgan Stanley Senior Funding, Inc., as Lead Manager, Book Runner and a Purchaser and Chase Securities Inc., as Co-Manager and a Purchaser and the Note Documents (as defined in the Note Purchase Agreement) and (C) all of the materials provided by the Company to any Person providing financing to the Company, including, but not limited to, the Company's pro forma balance sheet, as well as financial projections, estimates, forecasts, budgets, summaries, reports and other related documents.

                  (vii) Each of this Agreement, the Executive Note and the Pledge Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of such agreements by the Executive does not


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                                                                [EXECUTION COPY]

and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

            (e) As an inducement to the Company to issue the Executive Stock to the Executive, and as a condition thereto, the Executive acknowledges and agrees that:

                  (i) neither the issuance of the Executive Stock to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate the Executive's employment at any time for any reason; and

                  (ii) other than as required by law, (A) the Company shall have no duty or obligation to disclose to the Executive, and (B) the Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with, the repurchase of Executive Stock as otherwise provided hereunder.

      3. Vesting. Unless accelerated or as determined by the Committee, the Executive Stock will vest over a period of 4 years from January 3, 2000 in 4 equal installments, with one-quarter of the number of shares of Executive Stock vesting as of each of the first through fourth anniversaries of such date during which the Executive remains employed by the Company; provided, however, that (a) in the event that the Executive ceases to be employed by the Company and its Subsidiaries by reason of death, permanent disability, retirement at or after age 65, termination by the Company without Cause, or voluntary termination by the Executive with Good Reason (each a "No Fault Termination"), or (b) upon the occurrence of a Sale of the Company or IPO (as defined in the Registration Rights Agreement), the Executive Stock will vest immediately; and provided further, that all Executive Stock not repurchased pursuant to the Call Option pursuant to Section 4(b) below will vest upon the expiration of the time period during which the Call Option may be exercised. The shares of Executive Stock which have vested at any particular time are referred to herein as the "Vested Stock", and the shares of Executive Stock which have not vested at any particular time are referred to herein as the "Unvested Stock". The status of Executive Stock as Vested Stock or Unvested Stock shall have no effect on the rights of the holder of such Executive Stock pursuant to the Stockholders Agreement.

      4. Put and Call Options.

            (a) Executive's Put Option

                  (i) Generally. Subject to Section 4(b)(v), in the event of a No Fault Termination, all of the Vested Stock (whether held by the Executive or any other Person) will be subject to repurchase by the Company, at the option of the Executive or his estate, pursuant to the terms and conditions set forth in this Section 4(a) (the "Put Option").


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                                                                [EXECUTION COPY]

                  (ii) Put Price. Upon exercise of the Put Option, the purchase price for the Vested Stock shall be its Fair Market Value.

                  (iii) Put Exercise. The Executive may elect to have the Company purchase any or all of the Vested Stock by delivering written notice (the "Put Notice") to the Company within 60 days after the date of No Fault Termination. The Put Notice will set forth the time and place for the closing of such purchase.

            (b) Company's Call Option.

                  (i) Generally. In the event that the Executive ceases to be employed by the Company and its Subsidiaries for any reason other than retirement at or after age 65, all of the Executive Stock (whether held by the Executive or any other Person) will be subject to repurchase by the Company or the Investor (or the Investor's designee(s)) at their option, pursuant to the terms and conditions set forth in this Section 4(b) (the "Call Option").

                  (ii) Call Price. Upon exercise of the Call Option, the purchase price for each share of the Executive Stock shall be:

                        (A) in the event of a No Fault Termination, the greater of (A) its Fair Market Value and (B) its Purchase Price;

                        (B) in the event of termination by the Company for Cause or voluntary termination by the Executive without Good Reason:

                             (1) for each share of Unvested Stock, the lesser of
(A) its Fair Market Value and (B) its Purchase Price; or

                             (2) for each share of Vested Stock, the greater of
(A) its Fair Market Value and (B) its Purchase Price.

                  (iii) Call Exercise. The Company may elect to purchase any or all of the Executive Stock by delivering written notice (the "Call Notice") to the holder(s) of such Executive Stock within 120 days after the date of termination of the Executive's employment. The Call Notice will set forth the number of shares of each class of Stock to be acquired, the consideration to be paid for such shares and the time and place for the closing of such purchase.

                  (iv) Call by Investor. Subject to Section 4(b)(v), to the extent the Company does not elect to purchase all of the Executive Stock pursuant to the Call Option, the Investor (or its designee(s)) shall be entitled to exercise the Call Option for any or all of the balance of the Executive Stock (the "Available Stock"), to be held for resale to executives of the Company. As soon as practicable after the Company has determined that there will be Available Stock, but in any event within 60 days after the date of termination of the Executive's employment, the Company shall


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                                                                [EXECUTION COPY]

give written notice to the Investor setting forth the number of shares of Available Stock of each class and the purchase price for each class of Available Stock.

                  (v) Restriction on Call Exercise. Neither the Company nor the Investor may exercise the Call Option at any time after receipt by the Company of a Put Notice until such time as the Company has completed the purchase described in such Put Notice in accordance with the terms of Section 4(a).

            (c) Closing. The closing of any purchase of the Executive Stock pursuant to the Put Option or the Call Option shall take place on the date designated by the Executive in the Put Notice, or by the Company in the Call Notice, which date shall not be more than 60 days nor less than five days after the delivery of such notice. The Company or the Investor (or the Investor's designee(s)) will pay for the Executive Stock to be purchased by delivery of a check or wire transfer of funds. Furthermore, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts for borrowed money owed by the Executive of the Company. In connection with any such repurchase the purchasers of Executive Stock hereunder shall be entitled to receive from the sellers of Executive Stock customary representations and warranties regarding ownership, title, and authority to sell the Executive Stock, and to require all sellers' signatures to be guaranteed.

      5. Restrictions on Transfer. The transfer of the Executive Stock shall be subject to the terms of the Stockholders Agreement, and the certificates representing the Executive Stock will bear the legend set forth in Section 12 of the Stockholders Agreement.

      6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Executive that:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

            (b) The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Stock hereunder and the fulfillment of and compliance with the respective terms hereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant


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                                                                [EXECUTION COPY]

to, the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

            (c) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Executive Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock including the Executive Stock, and the offer, sale and issuance of the Executive Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements between the Company's stockholders with respect to the voting, Transfer or registration of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for (i) the Stockholders Agreement, (ii) the Registration Rights Agreement, and (iii) this Agreement.

            (d) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by parties hereto without the intervention of any other Person in such manner as to give rise to any valid claim by any Person against the Executive or the Company for a finder's fee, brokerage commission or similar payment.

      7. Confidentiality and Ownership.

            (a) Information. The Executive acknowledges and agrees that the proprietary information and data obtained by him while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Consequently, the Executive agrees that, except to the extent required by applicable law, statute, ordinance, rule, regulation or orders of courts or regulatory authorities, he shall not disclose to any unauthorized person (which shall not include customers or suppliers to whom information is provided in the ordinary course in the interests of promoting their business relationships with the Company or any of its Subsidiaries) or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of the Executive's employment, or at any other time the Company may request, all memorandum, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company or any Subsidiary which he may then possess or have under his control.

            (b) Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive prior to the date hereof while employed by the Company or any


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                                                               [EXECUTION COPY]

of its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

      8. Non-compete, Non-solicitation.

            (a) The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Executive agrees that he shall not, during the time he is employed by the Company and its Subsidiaries and for 24 months thereafter, directly or indirectly own, operate, manage, control, participate in, consult with, advise, engage in services for any competitor of the Company or in any manner engage in any startup of a business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with the businesses of the Company or its Subsidiaries as in existence or in process on the date of termination of the Executive's employment (the "Businesses"), within any state or country in which the Company or any of its Subsidiaries makes sales. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock or equity of a Person which is publicly traded, so long as the Executive has no active participation in the business of such Person.

            (b) During the time the Executive is employed by the Company and its Subsidiaries and for 24 months thereafter, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the Business or operations of the Company or its Subsidiaries, (ii) hire any person who was an employee of the Company or any Subsidiary at any time within the six month period prior to the date the Executive employs or seeks to employ such person, or (iii) induce or attempt to induce any supplier, distributor, franchisee, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company or any Subsidiary.

            (c) In the event that the Executive's employment is terminated by the Company without Cause or voluntarily by the Executive with Good Reason, for 24 months after such termination, the Company shall continue to pay to the Executive his base salary as in effect at the time of such termination (without regard to any reduction which provided Good Reason), and the Executive shall continue to receive normal coverage under the Company's medical plans until the end


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                                                                [EXECUTION COPY]

of such period or until replacement coverage is provided by any new employer, whichever occurs sooner; provided, that in the event that the Executive breaches any provision of this Section 8, the Company shall no longer be obligated to make any such payments or provide such coverage.

            (d) The Executive agrees that: (i) the covenants set forth in this
Section 8 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement.

            (e) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            (f) The Executive recognizes and affirms that in the event of his breach of any provision of this Section 8, money damages would be inadequate and the Company and the Investor would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of this Section 8, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

      9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with a confirmation of receipt and accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

                       Notices to the Company:

                       Knowles Electronics Holdings, Inc.
                       1151 Maplewood Drive
                       Itasca, IL 60143
                       Fax:    (630) 250-0575
                       Attn.:  John J. Zei


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                                                                [EXECUT1ON COPY]

                            with copies (which shall not constitute notice) to:

                            Key Acquisition, L.L.C.
                            c/o Doughty Hanson & Company, Ltd.
                            Times Place
                            45 Pall Hall
                            London SW1Y 5JG
                            Fox:   011-44-171-747-9325
                            Attn.: Ken Terry

                            and (which shall not constitute notice) to:

                            Kirkland & Ellis
                            200 E. Randolph Dr.
                            Chicago, IL 60601
                            Fax: 312-861-2200
                            Attn: E. Paul Quinn

                       To the Investor:

                       Key Acquisition, L.L.C.
                       c/o Doughty Hanson & Company, Ltd.
                       Times Place
                       45 Pall Hall
                       London SW1Y 5JG
                       Fax:  011-44-171-747-9325
                       Attn.:Ken Terry

                            with copies (which shall not constitute notice) to:

                            Kirkland & Ellis
                            200 E. Randolph Dr.
                            Chicago, IL 60601
                            Fax: 312-861-2200
                            Ann: E. Paul Quinn

                       To the Executive:

                       c/o Knowles Electronics Holdings, Inc.
                       1151 Maplewood Drive
                       Itasca, IL 60143
                       Fax:   (630) 250-0575
                       Attn.: John J. Zei

                                                                [EXECUTION COPY]

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      10. Miscellaneous.

            (a) Covenant of the Company. Without the consent of Persons holding a majority of the Common Stock held by all executives of the Company (including the Executive), the Company shall not amend any of the terms of the Series A Preferred (as defined in the Second Amended and Restated Certificate of Incorporation of the Company).

            (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such securities for any purpose.

            (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (d) Complete Agreement. This Agreement and the agreements referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

            (e) Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

            (f) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                                                                [EXECUTION COPY]

            (g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided, that the rights of the Executive under this Agreement shall not be assignable except in connection with a Transfer of Executive Stock expressly permitted by the terms of the Stockholders Agreement.

            (h) The Investor's Rights. The Investor is entitled to enforce the rights of the Company under this Agreement and all other agreements referred to herein. There are no third party beneficiaries to this Agreement.

            (i) Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

            (j) Remedies. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Investor.

                                    * * * * *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       KNOWLES ELECTRONICS HOLDINGS, INC.

                                       By: /s/ REGINALD G. GARRATT
                                          ---------------------------------
                                       Its:


                                       KEY ACQUISITION, L.L.C.

                                       By: /s/ KEN TERRY
                                          ---------------------------------
                                       Its:

                                       /s/ JOHN J. ZEI
                                       ------------------------------------
                                       JOHN J. ZEI

                                                                      SCHEDULE A

                               SHARES OF
                              CLASS A COMMON                 TOTAL
        EXECUTIVE            STOCK PURCHASED            PURCHASE PRICE
        ---------            ---------------            --------------
       John J. Zei             16,666.67                 $500,000.00

                                                                      EXHIBIT A

                                 PROMISSORY NOTE

$300,000                                                         April 28, 2000

            For value received, John J. Zei ("Executive") promises to pay to the order of Knowles Electronics Holdings, Inc., a Delaware corporation (the "Company"), at its offices in Itasca, Illinois, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $300,000. This Note was issued pursuant to and is subject to the terms of the Executive Stock Purchase Agreement, dated as of April 28, 2000, between the Company and Executive.

            Interest shall accrue on the outstanding principal amount of this Note at a rate equal the LIBOR Rate reported by the Chase Manhattan Bank on the first business day in January, 2000, plus 1.5% per annum, compounded annually, and shall be payable at such time as the principal of this Note becomes due and payable or at such other times as provided herein.

            In the event that Executive receives any cash proceeds (i) in connection with his ownership of any of the Company's capital stock or (ii) relating to any other transaction or series of transactions in which Executive sells any of the Company's capital stock owned by Executive (including the Collateral) or otherwise receives any proceeds in respect of any of the Company's capital stock owned by Executive (including the Collateral), Executive shall apply all of such proceeds first, to any accrued and unpaid interest under this Note and second, to any principal then outstanding under this Note. Executive may prepay any amounts due hereunder without prepayment fee or penalty. On the first to occur of (i) a Sale of the Company (as defined in the Executive Stock Agreement), (ii) 120 days after the date on which Executive ceases to be employed by the Company for any reason (or, if later, the date that the Fair Market Value of the Vested Stock is finally determined pursuant to the terms of the Executive Stock Purchase Agreement if the Company and/or the Investor has delivered a Call Notice pursuant to the terms of the Executive Stock Purchase Agreement) or (iii) April 28, 2005, Executive shall pay the entire principal amount then outstanding and any accrued interest to the Company.

            The amounts due under this Note are secured by a pledge of 16,666.67 shares of the Company's Common Stock (the "Collateral") pursuant to a pledge agreement of even date herewith (the "Pledge Agreement"), and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Executive Stock Purchase Agreement.

            Notwithstanding anything herein to the contrary, in the event that the Company does not receive, when due, the full amount of principal and interest on this Note, the Company agrees that its right of recourse against Executive shall be limited to (i) 100% of the accrued and unpaid interest on this Note and (ii) the excess of (x) 50% of the initial principal amount of this Note, over (y) the aggregate amount theretofore received by the Company under this Note (as principal payments or through its exercise of its rights under the Pledge Agreement and including amounts deemed to have been paid by Executive under this Note if the Company exercises its offset rights under the Executive Stock Purchase Agreement).

            In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees; provided that in the case of any dispute concerning this Note, the losing party shall pay the prevailing party's fees and expenses related to such dispute.

            Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.

            This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.

                                       /s/ John J. Zei
                                       ------------------------------------
                                       John J. Zei

                                                                      EXHIBIT B

                        EXECUTIVE STOCK PLEDGE AGREEMENT

            THIS PLEDGE AGREEMENT is made as of April 28, 2000, by and between John J. Zei ("Pledgor"), and Knowles Electronics Holdings, Inc., a Delaware corporation (the "Company").

            The Company and Pledgor are parties to an Executive Stock Purchase Agreement, dated the date hereof, pursuant to which Pledgor purchased 16,666.67 shares of the Company's Common Stock, par value $.01 per share (the "Pledged Shares"), for an aggregate purchase price of $500,000. The Company has allowed Pledgor to purchase the Pledged Shares by delivery to the Company of cash in the amount of $200,000 and a promissory note (the "Note") in the aggregate principal amount of $300,000. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

            NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

            1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder.

            2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

            3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged Shares and the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

            4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

            5. Default. If Pledgor defaults in the payment of the principal or interest under any Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), after notice from the Company to Pledgor and an opportunity to cure such default for a period of ten days after delivery of such notice, the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Illinois or otherwise available to the Company under applicable law. Without limiting the foregoing, after the aforementioned notice and cure period, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. Except as and to the extent otherwise provided in the Note, Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

            6. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder; provided that in the case of any dispute concerning this Agreement, the losing party shall pay the prevailing party's fees and expenses related to such dispute.

            7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

            8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledged Shares, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note have been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the

Pledged Shares or Pledgor's rights or a holder thereof, other than pursuant to this Agreement, or (ii) sell or otherwise transfer any Pledged Shares or any interest therein.

            9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

            10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

            12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois.

                                   * * * * *

                 IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.



                                       KNOWLES ELECTRONICS HOLDINGS, INC.

                                       By: /s/ REGINALD G. GARRATT
                                          ---------------------------------

                                       Its: CHAIRMAN
                                          ---------------------------------


                                       /s/ JOHN J. ZEI
                                       ------------------------------------
                                       John J. Zei

                                                                       EXHIBIT C

                     ELECTION TO INCLUDE PROPERTY IN GROSS
                    INCOME PURSUANT TO SECTION 83(b) OF THE
                             INTERNAL REVENUE CODE

The undersigned acquired the property described below on April 28, 2000 (the "Transfer Date"). That property is subject to a substantial risk of forfeiture and is non-transferable. Accordingly the undersigned desires to have that property taxed under the provisions of Code ss.83(b) and so, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2, hereby elects to report as taxable income the excess (if any) of the fair market value of that property as at the Transfer Date over the amount paid therefor. The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

I.    The name, address and social security number of the undersigned:

      Name:       John J. Zei
      Address:    4247 N. Bloomington Ave. #103
                  Arlington Heights, IL 60004

      SSN:        ###-##-####

II. The property with respect to which the election is being made (the "Property"): 16,666.67 shares of Class A Common Stock, par value $.001 per share, of Knowles Electronics Holdings, Inc. (the "Company").

III. The date on which the Property was transferred is the Transfer Date. The tax year for which this election is being made is 2000.

IV. The restrictions to which the Property is subject: Certain shares will be subject to repurchase at the lesser of fair market value or original cost, if prior to January 3, 2004, the Company no longer employs the undersigned.

V. The fair market value on the Transfer Date of the Property: $30.00 per share.

VI.   The amount paid for the Property: $30.00 per share.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulation ss.1.83-2(e)(7).


Signed: /s/ JOHN J. ZEI                                   Dated: April 28, 2000
       --------------------------
        John J. Zei